                                                                    EXHIBIT 99.1


                           MORGAN STANLEY DEAN WITTER
                               CREDIT CORPORATION

                              Michael J. Gillespie
                              Accounting Director

                              Officer's Certificate

Pursuant to the Servicing Agreement between Morgan Stanley Dean Witter Credit Corporation, formerly known as NOVUS Financial Corporation, as seller and servicer (referred to herein in such capacity as the "Servicer"), and Sequoia Mortgage Trust 6,7, 8, 9,11,12; 2003-1, 2, 3,4,5,6,7, 8; 2004-1,2,3,4,5,6,7, 8,
9,10,11,12, the undersigned, hereby states that:

      (1) A review of the activities of the Servicer and of its performance under the Servicing Agreement during the calendar year ended December 31, 2004 has been made under my supervision; and

      (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                            MORGAN STANLEY DEAN WITTER
                                            CREDIT CORPORATION

                                            By: /s/ Douglas J. Bush
                                                -------------------
                                                     Douglas  J. Bush
                                            Title Director

                                            Dated as of December 31, 2004

                                            By: /s/ David Bianucci
                                                -------------------------
                                                    David Bianucci
                                            Title Vice President

                                            Dated as of December 31, 2004

    2500 Lake Cook Road. J East, Riverwoods, Illinois 60015 Tel (224) 405-1903